                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               BSQUARE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                           [BSQUARE CORPORATION LOGO]

                              BSQUARE CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 30, 2001

     TO THE SHAREHOLDERS:

     Notice is hereby given that the 2001 Annual Meeting of Shareholders of BSQUARE CORPORATION, a Washington corporation (the "Company"), will be held on Monday, April 30, 2001 at 10:00 a.m., local time, at the Company's offices at 3150 139th Avenue S.E., Bellevue, Washington 98005, for the following purposes:

          1. To elect two Class I directors to serve for the ensuing three years and until their successors are duly elected.

          2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 9, 2001 as the record date for the determination of shareholders entitled to vote at this meeting. Only shareholders of record at the close of business on March 9, 2001 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if the shareholder has previously returned a proxy.

                                          By Order of the Board of Directors

                                          /s/ BRIAN V. TURNER

                                          Brian V. Turner, President,
                                          Chief Operating Officer and Secretary

Bellevue, Washington
March 30, 2001

                              BSQUARE CORPORATION

            PROXY STATEMENT FOR 2001 ANNUAL MEETING OF SHAREHOLDERS

                               PROCEDURAL MATTERS

GENERAL

     The enclosed Proxy is solicited on behalf of BSQUARE CORPORATION, a Washington corporation (the "Company"), for use at the 2001 Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 30, 2001 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices at 3150 139th Avenue SE, Bellevue, Washington 98005. The Company's telephone number at its principal business offices is (425) 519-5900.

     These proxy solicitation materials were mailed on or about March 30, 2001 to all shareholders entitled to vote at the Annual Meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Only shareholders of record at the close of business on March 9, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The only outstanding voting securities of the Company are shares of Common Stock, no par value. As of the Record Date, 34,023,563 shares of the Company's Common Stock were issued and outstanding and held of record by 158 shareholders. See "Security Ownership of Certain Beneficial Owners and Management" below for information regarding beneficial owners of more than five percent of the Company's Common Stock.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

     Each holder of Common Stock is entitled to one vote for each share held.

     This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory authority in Washington as to the proper treatment of abstentions or broker non-votes, the Company believes that abstentions and broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. In addition, the Company believes that abstentions and broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the election of directors and thus will not have any effect on the outcome of the voting on either of those matters.

     All shares entitled to vote and represented by properly executed, unrevoked proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission (the "SEC"). Proposals of shareholders of the Company intended to be presented for consideration at the Company's 2002 Annual Meeting of Shareholders must be received by the Company no later than December 10, 2001 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     In addition, the Company's Bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of shareholders. In general, nominations for the election of directors may be made by: (i) the Board of Directors or a committee appointed by the Board of Directors, or (ii) any shareholder entitled to vote who has delivered written notice to the Secretary of the Company 90 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders (or, with respect to an election of directors to be held at a special meeting, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders), which notice must contain specified information concerning the nominees and concerning the shareholder proposing such nominations. The Company's Bylaws also provide that the only business that shall be conducted at an annual meeting is business that is brought before such meeting: (i) by or at the direction of the Board of Directors, or (ii) by any shareholder entitled to vote who has delivered written notice to the Secretary of the Company 90 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by shareholders, whether or not included in the Company's proxy materials, should be sent to BSQUARE CORPORATION, 3150 139th Avenue S.E., Bellevue, Washington 98005, Attention:
Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of the Record Date as to:

     - each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock;

     - each director and each nominee for director of the Company;

     - each of the executive officers of the Company named in the Summary Compensation Table in "Compensation of Executive Officers" below; and

     - all directors and executive officers of the Company as a group.

     Beneficial ownership is determined in accordance with the rules of the SEC. For purposes of calculating the number of shares beneficially owned by a shareholder and the percentage ownership of that shareholder, shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of the Record Date by that shareholder are deemed outstanding. These options are listed below under the heading "Number of Shares Underlying Options" and are not treated as outstanding for the purpose of computing the percentage ownership of any other shareholder. This table is based on information supplied by officers, directors, principal shareholders and Schedules 13G filed with the SEC. Percentage ownership is based on 34,023,563 shares of Common Stock outstanding as of the Record Date.

     Unless otherwise noted below, the address for each shareholder listed below is: c/o BSQUARE Corporation, 3150 139th Avenue S.E., Bellevue, Washington 98005. Unless otherwise noted, each of the shareholders listed below has sole investment and voting power with respect to the Common Stock indicated, except to the extent shared by spouses under applicable law.

                                                          NUMBER OF SHARES
                                                    ----------------------------
                                                     BENEFICIALLY     UNDERLYING    PERCENT OF SHARES
       NAME AND ADDRESS OF BENEFICIAL OWNER         OWNED DIRECTLY     OPTIONS      BENEFICIALLY OWNED
       ------------------------------------         --------------    ----------    ------------------
Entities affiliated with TA Associates, Inc.(1)...     7,015,800        30,000             20.7%
  High Street Tower
  Suite 2500
  Boston, MA 02110
Jeffrey T. Chambers(2)............................     7,015,800        30,000             20.7
Albert T. Dosser..................................     5,721,999            --             16.8
William T. Baxter.................................     4,606,295            --             13.5
Scot E. Land(3)...................................     1,650,000        81,666              5.1
Entities affiliated with Encompass Ventures(4)....     1,650,000        41,666              5.0
  4040 Lake Washington Blvd. N.E.
  Suite 205
  Kirkland, WA 98033
Brian V. Turner...................................         2,363       336,250              1.0
William L. Larson.................................            --        80,000                *
Thomas A. Schild..................................           200        43,969                *
Donald L. Whitt...................................           778        26,563                *
All executive officers and directors as a group
  (8 persons)(5)..................................    18,994,094       598,448             56.6%

---------------
  * Less than 1%.

(1) The holding shown is as of February 15, 2001 as reported in a Schedule 13G filed on behalf of a group consisting of TA/Advent VIII L.P., Advent Atlantic and Pacific III, L.P., TA Executives Fund L.L.C. and TA Investors L.L.C. Includes 5,722,076 shares held by TA/Advent VIII L.P., 1,073,990 shares held by Advent Atlantic and Pacific III, L.P., 114,497 shares held by TA Investors L.L.C. and 105,237 shares held by TA Executives Fund L.L.C., all of which are funds managed by TA Associates.

(2) Includes 5,722,076 shares held by TA/Advent VIII L.P., 1,073,990 shares held by Advent Atlantic and Pacific III, L.P., 114,497 shares held by TA Investors L.L.C. and 105,237 shares held by TA Executives Fund L.L.C., all of which are funds managed by TA Associates. Mr. Chambers is a managing director of TA Associates. Mr. Chambers directly or indirectly shares voting and investment power with respect to such shares but disclaims beneficial ownership.

(3) Includes 1,372,222 shares held by Encompass Group US Information Technology Partners 1 LP, and 277,778 shares held by TCI Club, both of which are funds managed by Encompass Ventures. Also includes an option to purchase 41,666 shares held by Encompass Europe, Inc., in which Encompass Ventures holds a minority interest. Mr. Land is a managing director of Encompass Ventures and is a director of Encompass Europe. Mr. Land directly or indirectly shares voting and investment power with respect to such shares but disclaims beneficial ownership.

(4) Includes 1,372,222 shares held by Encompass Group US Information Technology Partners 1 LP, and 277,778 shares held by TCI Club, both of which are funds managed by Encompass Ventures. Also includes an option to purchase 41,666 shares held by Encompass Europe, Inc., in which Encompass Ventures holds a minority interest. Encompass Ventures disclaims beneficial ownership of Encompass Europe's shares.

(5) See footnotes 2 and 3 above.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

GENERAL

     We currently have authorized seven directors; however, the Company's Board of Directors is currently comprised of five members and two Board seats remain vacant. The Board of Directors intends to leave the remaining seats vacant until appropriate individuals are identified and elected by the Board of Directors. The Board of Directors is divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. When the vacant Board seats are filled, one such director will be a Class III director, and one such director will be a Class I director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. There are no family relationships among our directors and officers.

NOMINEES FOR DIRECTORS

     Two Class I directors are to be elected at the Annual Meeting for a three-year term ending in 2004. The Board of Directors has nominated Scot E. Land and William L. Larson for election as Class I directors.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. The proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and in such event, the specific nominees to be voted for will be determined by the proxy holders.

VOTE REQUIRED FOR ELECTION OF DIRECTORS

     If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.

NOMINEES

     The names of the nominees and certain information about them as of the Record Date are set forth below:

                                                                                     DIRECTOR
                NAME OF NOMINEE                  AGE    POSITION WITH THE COMPANY     SINCE
                ---------------                  ---    -------------------------    --------
Scot E. Land(1)(2).............................  46     Director                       1998
William L. Larson(2)...........................  44     Director                       1998

---------------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

     Scot E. Land has been a director of BSQUARE since February 1998. Mr. Land was elected to the Board of Directors in connection with the purchase of shares of our preferred stock by affiliates of Encompass Group, a venture capital firm. Mr. Land is currently a managing director of Encompass Ventures, an affiliate of

Encompass Group, a position he has held since September 1997. Prior to joining Encompass, Mr. Land was a Senior Technology Analyst and Strategic Planning Consultant with Microsoft from June 1995 to September 1997, and a technology research analyst and investment banker for First Marathon Securities, a Canadian investment bank, from September 1993 to April 1995. From October 1988 to February 1993, Mr. Land was the President and Chief Executive Officer of InVision Technologies, a publicly traded company founded by Mr. Land in October 1988 that designs and manufacturers high-speed computer-aided topography systems for automatic explosives detection for aviation security. Prior to founding InVision Technologies, Mr. Land served as a principal in the international consulting practice of Ernst and Young LLP, a public accounting firm, from April 1984 to October 1988.

     William L. Larson has been a director of BSQUARE since September 1998. From September 1993 to January 2001, Mr. Larson served as the Chief Executive Officer of Network Associates, Inc., a software company, where he also served as President and a director since October 1993 and as Chairman of the Board since April 1995. Mr. Larson also served as Chairman of the Board of McAfee.com Corporation, a software company, from October 1998 to January 2001. From August 1988 to September 1993, Mr. Larson served as a Vice President of SunSoft, Inc., a systems software subsidiary of Sun Microsystems, where he was responsible for worldwide sales and marketing. Prior to that, Mr. Larson held various executive positions at Apple Computer, Inc. and Spinnaker Software and was a consultant with Bain & Company. Mr. Larson holds degrees from Stanford Law School and the Wharton School of Finance and Commerce. Mr. Larson is a member of the California Bar Association and serves on the Boards of Directors of several technology companies.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of four meetings during fiscal 2000. The Board of Directors has a Compensation Committee and an Audit Committee. The Board of Directors has no nominating committee or any similar committee performing such functions.

     The Audit Committee currently consists of Mr. Chambers, Mr. Land and Mr. Larson. The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the scope of audit and other services by the Company's independent auditors, reviews the accounting principles and auditing practices and procedures to be used for the Company's financial statements and reviews the results of the Company's audits. The Audit Committee held four meetings during fiscal 2000.

     The Compensation Committee currently consists of Mr. Chambers and Mr. Land. The Compensation Committee reviews and approves the compensation and benefits for the Company's executive officers, grants stock options under the Company's stock option plan and makes recommendations to the Board of Directors on compensation matters. The Compensation Committee held one meeting during fiscal 2000.

     No director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and committees thereof, if any, upon which such director served during the period for which he has been a director or committee member.

COMPENSATION OF DIRECTORS

     Directors are reimbursed for expenses incurred in connection with attending Board of Directors and committee meetings but are not otherwise compensated for their services as Board members. In August 1998, the Company granted to each of TA Associates, with whom Jeffrey T. Chambers is affiliated, and Scot E. Land, an option to purchase 45,000 shares of Common Stock at an exercise price of $1.80 per share, vesting in three annual installments of 15,000 shares each. In October 1999, the Company granted to Mr. Land an option to purchase 40,000 shares of Common Stock at an exercise price of $12.00 per share, vesting in four annual installments of 10,000 shares each. In July 1998, the Company granted to William Larson an option to purchase 120,000 shares of Common Stock at an exercise price of $1.80 per share, vesting in three annual installments of 40,000 shares each. The Company currently intends to make comparable option grants to future non-employee directors.

                       ADDITIONAL INFORMATION RELATING TO
                     DIRECTORS AND OFFICERS OF THE COMPANY

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information concerning compensation for services rendered to the Company in all capacities during the fiscal year ended December 31, 2000 by (i) the Company's chief executive officer and (ii) the three other most highly compensated executive officers who were serving in such capacities at the end of fiscal 2000 and whose salary and bonus for fiscal 2000 exceeded $100,000.

                                                            LONG TERM
                                                           COMPENSATION        ALL OTHER COMPENSATION
                                            ANNUAL         ------------   ---------------------------------
                                         COMPENSATION       SECURITIES     HEALTH      LIFE AND
                                      ------------------    UNDERLYING    INSURANCE   DISABILITY    MOVING
    NAME AND PRINCIPAL POSITION        SALARY     BONUS    OPTIONS(#S)    PREMIUMS     PREMIUMS    EXPENSES
    ---------------------------       --------   -------   ------------   ---------   ----------   --------
William T. Baxter(1)................  $250,000   $56,075           --      $2,458       $1,060       $--
  Chief Executive Officer
Brian V. Turner(1)..................   190,000    40,245           --       2,871          968        --
  President and Chief Operating
  Officer
Thomas A. Schild....................   139,068    33,647           --       3,995          730        --
  Sr. Vice President of Worldwide
  Sales
Donald L. Whitt.....................   135,000    58,596      179,504       2,202          711        --
  General Manager

---------------
(1) Mr. Baxter resigned as President, and Mr. Turner assumed the position of President and Chief Operating Officer, as of December 31, 2000.

Option Grants in Fiscal Year 2000

     The following table sets forth certain information with respect to stock options granted to each of the Company's named executive officers during the fiscal year ended December 31, 2000. In accordance with the rules of the SEC, also shown below is the potential realizable value over the term of the option, the period from the grant date to the expiration date, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These rates are mandated by the SEC and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's Common Stock. In the fiscal year ended December 31, 2000, the Company granted options to acquire up to an aggregate of 1,512,124 shares of Common Stock to employees and directors, all under the Company's stock option plan and all at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

                                             INDIVIDUAL GRANTS
                       --------------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                                                PERCENT OF                                 ASSUMED ANNUAL RATES OF
                                               TOTAL OPTIONS                            STOCK PRICE APPRECIATION FOR
                             NUMBER OF          GRANTED TO     EXERCISE                          OPTION TERM
                       SECURITIES UNDERLYING   EMPLOYEES IN    PRICE PER   EXPIRATION   -----------------------------
        NAME              OPTIONS GRANTED       FISCAL 2000      SHARE        DATE           5%              10%
        ----           ---------------------   -------------   ---------   ----------   -------------   -------------
William T. Baxter....             --                --%         $   --           --      $       --      $       --
Brian V. Turner......         80,000                 6           15.73      4/14/10       2,050,374       3,264,878
Thomas A. Schild.....         40,000                 3           40.00       1/7/10       2,606,232       4,149,988
                              40,000                 3           15.73      4/14/10       1,025,187       1,632,439
Donald L. Whitt......         40,000                 3           15.73      4/14/10       1,025,187       1,632,439

Aggregate Option Exercises in Fiscal Year 2000 and Fiscal Year-End Option Values

     With respect to the Company's named executive officers, the following table sets forth information concerning option exercises in the fiscal year ended December 31, 2000 and exercisable and unexercisable options held as of December 31, 2000.

                         NUMBER OF SHARES           NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                       ACQUIRED ON EXERCISE        UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                       ---------------------    OPTIONS AT DECEMBER 31, 2000         DECEMBER 31, 2000
                                     VALUE      ----------------------------    ----------------------------
        NAME           EXERCISED    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----           ---------    --------    -----------    -------------    -----------    -------------
William T. Baxter....       --      $     --           --              --       $       --       $     --
Brian V. Turner......       --            --      310,000         110,000        1,368,000             --
Thomas A. Schild.....       --            --       10,000          70,000               --             --
Donald L. Whitt......   10,000       179,504       15,000          80,000           60,000        159,752

EMPLOYEE BENEFIT PLANS

STOCK OPTION PLANS

     The Company has an amended and restated stock option plan pursuant to which options to purchase common stock are granted to the Company's officers and employees. The Company's Board of Directors adopted and the Company's shareholders approved the amended and restated stock option plan in May 1997. At the Company's 2000 annual meeting of shareholders, this stock option plan was further amended to annually increase the number of shares reserved for issuance during each of the Company's fiscal years beginning on January 1, 2000 by an amount equal to the lesser of (A) four percent (4%) of the Company's outstanding shares at the end of such fiscal year or (B) an amount determined by the Company's Board of Directors.

     The stock option plan provides for the granting to the Company's employees, including officers and directors, of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 and for the granting to employees, consultants and non-employee directors of nonstatutory stock options. If an optionee would have the right in any calendar year to exercise for the first time incentive stock options for shares having an aggregate fair market value (determined for each share as of the date the option to purchase the shares was granted) in excess of $100,000, any such excess options shall be treated as nonstatutory stock options. Unless terminated earlier by the Company's Board of Directors, the plan will terminate in May 2007.

     The stock option plan may be administered by the Company's Board of Directors or a committee of the board. The Company's Board of Directors determines the terms of each option granted under the stock option plan, including the number of shares subject to an option, exercise price, vesting schedule and duration. The exercise price of all incentive stock options granted under the stock option plan cannot be less than the fair market value of the common stock on the date of grant and, in the case of incentive stock options granted to holders of more than 10% of the Company's voting power, not less than 110% of the fair market value. Generally, options granted under the stock option plan have a term of ten years, vest annually over a four-year period and are nontransferable. Payment of the exercise price of options may be made in cash or other consideration as determined by the Company's Board of Directors. The Company's Board of Directors has the authority to amend or terminate the stock option plan as long as such action does not adversely affect any outstanding option and provided that shareholder approval for any amendments to the stock option plan shall be obtained to the extent required by applicable law.

     The Company also has a stock option plan pursuant to which options to purchase common stock have been granted to employees of one of the Company's subsidiaries.

     As of December 31, 2000, options to purchase 4,072,597 shares of common stock were outstanding and the Company had a total of 2,127,086 shares of common stock available for issuance under the stock option plans.

Employee Stock Purchase Plan

     The Company's employee stock purchase plan provides a convenient and practical means by which employees may participate in stock ownership. The Company's Board of Directors believes that the opportunity to acquire a proprietary interest in the Company's success through the acquisition of shares of Common Stock pursuant to the employee stock purchase plan is an important aspect of the Company's ability to attract and retain highly qualified and motivated employees. The employee stock purchase plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. The employee stock purchase plan may be administered by the Company's Board of Directors or by a committee appointed by the Board. The plan administrator has the power to make and interpret all rules and regulations it deems necessary to administer the employee stock purchase plan. The Company's Board of Directors has broad authority to amend the employee stock purchase plan, subject in some instances to shareholder approval. All of the Company's employees who customarily work more than 20 hours per week, including officers, are eligible to participate in the employee stock purchase plan. Eligible employees may elect to contribute from 1% to 10% of the compensation paid to them during each pay period towards stock purchases under the plan. Each participant may enroll in an 18-month offering in which shares of Common Stock are purchased on the last day of each six-month period during the offering. The first offering commenced on October 19, 1999 and will terminate on May 14, 2001. Thereafter, a separate offering will commence on November 15 and May 15 of each year. The purchase price for shares purchased under the employee stock purchase plan will be equal to 85% of the lower of:

     - the fair market value of the Common Stock on the enrollment date of the offering; or

     - the fair market value on the date of purchase.

Neither payroll deductions credited to an employee's account nor any rights with regard to the purchase of shares under the employee stock purchase plan may be assigned, transferred, pledged or otherwise disposed of in any way by a participant, except that a participant may designate a beneficiary in the event of his or her death.

     Upon termination of employment due to death, retirement or disability, the payroll deductions credited to an employee's account will be used to purchase shares on the next purchase date. Any remaining balance will be returned to the participant or his or her beneficiary. Upon termination of employment for any other reason, any payroll deductions credited to an employee's account will be returned to the participant. The Company has authorized the issuance of up to 1,500,000 shares of Common Stock under the employee stock purchase plan. In the event of a merger, consolidation or acquisition by another corporation of all or substantially all of the Company's assets, each outstanding right to purchase shares under the employee stock purchase plan shall be assumed or an equivalent stock purchase right substituted by the successor corporation. If the successor corporation refuses to assume or substitute for the stock purchase right, the offering period during which a participant may purchase stock will be shortened to a specified date before the proposed merger or sale. Similarly, in the event of the Company's liquidation or dissolution, the offering period during which a participant may purchase stock will be shortened to a specified date before the date of the liquidation or dissolution.

401(k) Plan

     In March 1997, the Company's Board of Directors adopted a tax-qualified employee savings and retirement plan for eligible U.S. employees. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) plan, subject to the statutorily prescribed annual limit. The Company makes matching contributions on behalf of all participants in the 401(k) plan in the amount equal to one-half of the first 6% of an employee's contributions. Matching contributions are subject to a vesting schedule; all other contributions are at all times fully vested. The Company intends the 401(k) plan to qualify under

Sections 401(k) and 501 of the Internal Revenue Code so that contributions by employees or the Company to the 401(k) plan, and income earned, if any, on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan, and so that the Company will be able to deduct its contributions when made. The trustee of the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     The Company currently does not have any employment agreements with any of its named executive officers. The Company's stock option plan provides that in the event a third party acquires the Company through the purchase of all or substantially all of its assets, a merger or other business combination, if so provided in applicable stock option agreements, the unexercised portion of outstanding options will vest and become immediately exercisable. Only one of the Company's named executive officers, Brian V. Turner, has a stock option agreement that contains change of control provisions. Pursuant to Mr. Turner's stock option agreement, all of his options are all immediately vested but subject to repurchase by the Company over a period of four years from the date of grant. Mr. Turner's option agreement also provides for the release of 50% of any unreleased portion of his options in the event a third party acquires the Company. The Company does not have change of control arrangements with any of the other named executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5 with the SEC. Executive officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal 2000, it has complied with all filing requirements applicable to its executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities with the exception of Thomas A. Schild, who failed to timely file a Form 4 in connection with his acquisition and sale of the Company's common stock pursuant to the Company's employee stock purchase plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following is the Report of the Compensation Committee of the Company describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 2000. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the SEC and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

     During the fiscal year ended December 31, 2000, the Compensation Committee of the Board of Directors was comprised of two non-employee directors. The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. The Compensation Committee seeks to provide the executive officers of the Company with competitive compensation that enables the Company to attract and retain employees who contribute to the success of the Company and maximize shareholder value. Specifically for executive officers, compensation is determined according to the criteria described below.

Compensation

     The Compensation Committee establishes the salaries of the executive officers by considering (i) the salaries of executive officers in similar positions at comparably-sized peer companies, (ii) the Company's financial performance over the past year based upon revenue and operating results and
(iii) the achievement of individual performance goals related to each executive officer's duties and area of responsibility.

Equity-Based Compensation

     The Compensation Committee views stock options as an important part of the Company's long-term, performance-based compensation program. The Compensation Committee bases grants of stock options to the executive officers of the Company under the stock option plan upon the Committee's estimation of each executive's contribution to the long-term growth and profitability of the Company. The stock option plan is intended to provide additional incentives to the executive officers to maximize shareholder value. Options are generally granted under the stock option plan at the then-current market price and are generally subject to four-year vesting periods to encourage key employees to remain with the Company.

Compensation of the Chief Executive Officer

     William T. Baxter, the Company's Chief Executive Officer, receives an annual salary of $250,000. Mr. Baxter's annual salary was approved by the Board of Directors by considering several factors including the attainment of corporate revenue and operating results goals for the fiscal year, the Company's progress in new product development and the contribution of the Chief Executive Officer to the Company's strategic focus, market position and brand development. No set formula is used for this determination, and no particular function is weighted greater or lesser than the other.

Summary

     The Compensation Committee believes that the Company's compensation policies have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to the Company's goals. The Company's compensation policies will evolve over time as the Company moves to attain the near-term goals it has set for itself while maintaining its focus on building long-term shareholder value.

    Members of the Compensation Committee:

     Jeffrey T. Chambers
     Scot E. Land

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 2000, Messrs. Chambers and Land served on the Company's Compensation Committee. No interlocking relationship exists between any member of the Company's Board of Directors or Compensation Committee and any member of the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past.

     The Company has granted options to purchase Common Stock to Messrs. Chambers and Land. Because of contractual obligations involving Mr. Chambers and his affiliated investment entities, the option grant to Mr. Chambers was issued in the name of TA Associates, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company granted options to purchase shares of Common Stock to the following officers and directors on the date, for the number of shares and with an exercise price indicated opposite each person's name:

                                                               NUMBER OF SHARES
                                                                  UNDERLYING       EXERCISE
                     NAME                        GRANT DATE        OPTIONS          PRICE
                     ----                        ----------    ----------------    --------
Jeffrey T. Chambers............................     8/3/98          45,000          $ 1.80
Scot E. Land...................................     8/3/98          45,000            1.80
                                                  10/15/99          40,000           12.00
William L. Larson..............................    7/20/98         120,000            1.80
Thomas A. Schild...............................    1/29/98          25,000            1.00
                                                   4/29/99           4,500            1.44
                                                   8/10/99           5,000           10.00
                                                    1/7/00          40,000           40.00
                                                   4/14/00          40,000           15.73
Brian V. Turner................................     4/7/99         300,000            1.44
                                                  10/15/99          40,000           12.00
                                                   4/14/00          80,000           15.73
Donald L. Whitt................................    6/11/97          20,000            0.05
                                                   7/17/98          10,000            1.00
                                                    7/5/99          40,000            2.50
                                                   4/14/00          40,000           15.73

     Because of contractual obligations involving Mr. Chambers and his affiliated investment entities, the option grant to Mr. Chambers was issued in the name of TA Associates, Inc.

AUDIT COMMITTEE REPORT

     The Board of Directors of the Company adopted a written Audit Committee Charter on January 20, 2000, a copy of which is included as Appendix A to this proxy statement. All members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealer Inc.'s listing standards.

     The Audit Committee has reviewed and discussed with the Company's management and the Company's independent auditors the audited financial statements of the Company contained in the Company's Form 10-K and Annual Report to Shareholders for the year ended December 31, 2000. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

     The Audit Committee has received and reviewed the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (titled, "Independence Discussions with Audit Committees"), has discussed with the Company's independent auditors such independent auditors' independence, and has considered the compatibility of non-audit services with the auditors' independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC.

     Members of the Audit Committee:

Scot E. Land, Chairman
Jeffrey T. Chambers
William L. Larson

PERFORMANCE GRAPH

     The graph below compares the annual percentage change in the cumulative total return on the Common Stock with the Nasdaq Computer & Data Processing Services Index and the Standard & Poors 500 Index for the period commencing October 20, 1999, the first trading date following the effective date of the Company's initial public offering, and ending December 31, 2000.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                           AMONG BSQUARE CORPORATION,
          NASDAQ COMPUTER & DATA PROCESSING SERVICES STOCKS INDEX AND
                           STANDARD & POORS 500 INDEX
[PERFORMANCE GRAPH]

                                                                              NASDAQ COMPUTER &DATA       STANDARD & POORS 500
                                                   SQUARE CORPORATION          PROCESSING SERVICES                INDEX
                                                   ------------------         ---------------------       --------------------
10/20/99                                                 100.00                      100.00                      100.00
12/31/99                                                 163.63                      159.98                      114.45
12/31/00                                                  23.41                       76.87                      104.16

-----------------------------------------------------------------------------------
                                                   10/20/99    12/31/99    12/31/00
-----------------------------------------------------------------------------------
 BSQUARE Corporation                                 100        163.63       23.41
 Nasdaq Computer & Data Processing Services          100        159.98       76.87
 Standard & Poors 500 Index                          100        114.45      104.16
-----------------------------------------------------------------------------------

     This graph assumes that $100 was invested on October 20, 1999 in the Company's Common Stock and in each index, and that all dividends were reinvested. Shareholder returns over the indicated period should not be considered indicative of future returns.

AUDITORS

     The independent accounting firm of Arthur Andersen LLP has acted as the Company's auditor since 1997 and has been selected as the auditor for the current year. Representatives of that firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Audit Fees

     The aggregate fees billed by Arthur Andersen for professional services rendered for the audit of the Company's annual financial statements for the year 2000 and reviews of the financial statements included in the Company's Forms 10-Q for the year 2000 were $78,000.

Financial Information Systems Design and Implementation Fees

     Arthur Andersen provided no professional services of this nature to the Company in the year 2000.

All Other Fees

     The aggregate fees billed for services rendered to the Company by Arthur Andersen, other than fees for audit services, for the year 2000 were $162,700.

TRANSACTION OF OTHER BUSINESS

     The Board of Directors of the Company knows of no other matters to be submitted at the meeting. If any other matters come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          By Order of the Board of Directors

                                          /s/ BRIAN V. TURNER
                                          Brian V. Turner, President,
                                          Chief Operating Officer and Secretary

Bellevue, Washington
March 30, 2001

                                                                      APPENDIX A

                              BSQUARE CORPORATION

                            AUDIT COMMITTEE CHARTER
                                JANUARY 20, 2000

The audit committee is a committee of the board of directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the board of directors have established, and the audit process.

In meeting its responsibilities, the audit committee is expected to:

 1. Provide an open avenue of communication between the internal auditors, the independent accountant, and the board of directors.

 2. Review and update the committee's charter annually.

 3. Recommend to the board of directors the independent accountants to be nominated, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountants.

 4. Review and concur in the appointment, replacement, reassignment, or dismissal of the director of internal auditing, if applicable.

 5. Confirm and assure the independence of the internal auditor and the independent accountant, including a review of management consulting services and related fees provided by the independent accountant, if applicable.

 6. Inquire of management, the director of internal auditing, and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

 7. Consider, in consultation with the independent accountant and the director of internal auditing, the audit scope and plan of the internal auditors and the independent accountant.

 8. Consider with management and the independent accountant the rationale for employing audit firms other than the principal independent accountant.

 9. Review with the director of internal auditing and the independent accountant the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

10. Consider and review with the independent accountant and the director of internal auditing:

          (a) The adequacy of the company's internal controls including computerized information system controls and security.

          (b) Any related significant findings and recommendations of the independent accountant and internal auditing together with management's responses thereto.

11. Review with management and the independent accountant at the completion of the annual examination:

          (a) The company's annual financial statements and related footnotes.

          (b) The independent accountant's audit of the financial statements and his or her report thereon.

          (c) Any significant changes required in the independent accountant's audit plan.

          (d) Any serious difficulties or disputes with management encountered during the course of the audit.

          (e) Other matters related to the conduct of the audit, which are to be communicated to the committee under generally accepted auditing standards.

12. Consider and review with management and the director of internal auditing:

          (a) Significant findings during the year and management's responses thereto.

          (b) Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

          (c) Any changes required in the planned scope of their audit plan.

          (d) The internal auditing department budget and staffing.

          (e) The internal auditing department charter.

          (f) Internal auditing's compliance with The IIA's Standards for the Professional Practice of Internal Auditing (Standards).

13. Review filings with the SEC and other published documents containing the company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

14. Review with management, the independent accountant, and the director of internal auditing the interim financial report before it is filed with the SEC or other regulators.

15. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant.

16. Review with the director of internal auditing and the independent accountant the results of their review of the company's monitoring compliance with the company's code of conduct.

17. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

18. Meet with the director of internal auditing, the independent accountant, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

19. Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

20. Prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities, and how they were discharged.

21. The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

22. The committee shall meet at least four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

23. The committee will perform such other functions as assigned by law, the company's charter or bylaws, or the board of directors.

     The membership of the audit committee shall consist of at least three independent members of the board of directors who shall serve at the pleasure of the board of directors. Audit committee members and the committee chairman shall be designated by the full board of directors upon the recommendation of the nominating committee.

     The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               BSQUARE CORPORATION
                  PROXY FOR 2001 ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 30, 2001

         The undersigned shareholder of BSQUARE CORPORATION (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for the 2001 Annual Meeting of Shareholders of the Company to be held on Tuesday, April 30, 2001 at 10:00 a.m., local time, at the Company's offices located at 3150 139th Avenue S.E., Bellevue, WA 98005, and hereby revokes all previous proxies and appoints William T. Baxter or Brian V. Turner, or either of them, with full power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Annual Meeting, or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

        TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK,
         SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)




--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                                               Please mark   /X/
                                                               your votes as
                                                               indicated in
                                                               this example


                                      FOR                        WITHHOLD
                              all of the nominees               AUTHORITY
                          listed below (except those      to vote for all of the
                          names that are crossed out)      nominees listed below

1. ELECTION OF DIRECTORS              /  /                         /  /

Two Class I directors are to be elected at the Annual Meeting for a three-year term ending 2004. The Board of Directors has nominated Scot E. Land and William
L. Larson for election as Class I directors.


If you wish to withhold authority to vote for any individual nominee, cross out that nominee's name in the list below:

Nominees: Scot E. Land      William L. Larson


In their discretion, the Proxies are entitled to vote upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PERSONS AND PROPOSALS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

Signature(s)________________________________________________ Date_________, 2000

(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)



--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -